Linking/BIN/Brokerage Acct. Number (if applicable) Page 1 of 12 V670 04/21 Home Office: Lansing, Michigan www.jackson.com ICC20 VDA 810 04/21 Jackson pre-assigned Contract Number (if applicable) Primary Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Social Security Number Phone Number (include area code) Individual/Joint Corporation/Pension PlanCustodian Government Entity Tax ID Numberor Trust Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Mailing Address City State ZIP Physical Address Line 2 Mailing Address Line 1 Mailing Address Line 2 (mm/dd/yyyy)Date of Birth Email Address (print clearly) Country of Residence Sex Male FemaleU.S. Citizen Yes No MARKETING NAME (04/21) APPLICATION FOR AN INDIVIDUAL VARIABLE AND FIXED ANNUITY (ICCXX VAXXX) APPLICATION FOR AN INDIVIDUAL VARIABLE ANNUITY (ICCXX VAXXX) SM Customer Care: 800-873-5654 Fax: 800-943-6761 Email: customercare@jackson.com First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Overnight Mail: 1 Corporate Way Lansing, MI 48951 PLEASE PRINT CLEARLY Please see the Good Order Checklist for additional requirements. Type of Ownership: If U.S. citizenship is not selected, and a Social Security Number with a U.S. address is listed, along with the absence of any other foreign indicator, Jackson National Life Insurance Company (Jackson) will assume an active U.S. citizenship status.

Page 2 of 12 V670 04/21ICC20 VDA 810 04/21 First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 First Name Middle Name Last Name Social Security Number Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Date of Birth (mm/dd/yyyy) Joint Annuitant Not Applicable First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Joint Owner Primary Annuitant Joint Annuitant Phone Number (include area code) (mm/dd/yyyy)Date of Birth Email Address (print clearly)Date of Birth (mm/dd/yyyy) Sex Male FemaleU.S. Citizen Yes No Country of Residence Sex Male FemaleU.S. Citizen Yes No Country of Residence Sex Male FemaleU.S. Citizen Yes No Country of Residence Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

Page 3 of 12 V670 04/21ICC20 VDA 810 04/21 Beneficiary(ies) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Primary % Percentage of Death Benefit First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Social Security/Tax ID Number Relationship to OwnerDate of Birth (mm/dd/yyyy) Contingent Contingent Sex Male Female Sex Male Female Sex Male Female It is required for Good Order that the Percentage of Death Benefit be whole numbers and must total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares. Please use the Beneficiary Designation Supplement form (X3041) for additional beneficiaries.

Page 4 of 12 V670 04/21ICC20 VDA 810 04/21 Annuity Type Non-Tax Qualified Roth IRA* Other: SEP Roth Conversion *Tax Contribution Year(s) and Amounts: Year: $ IRA - Traditional* Stretch IRA Non-Qualified Stretch Year: $ 403(b) TSA Premium Payment Statement Regarding Existing Policies or Annuity Contracts Are you replacing or changing an existing life NoYes Annuitization/Income Date (Please select one) Select method of payment and note approximate amount: Anticipated total amount from internal transfer(s) Check Attached WireCheck In Transit Financial Professional or Owner (Jackson will NOT request funds) $ $ $ Anticipated total amount from external transfer(s) $ $ Company releasing funds Account number Full Partial Full Partial Maturity date Transfer type $ $ Anticipated transfer amount to be requested by Jackson Anticipated total amount from external transfer(s) $ to be requested by If Jackson is NOT requesting funds, please provide the following information: Specify Income Date (mm/dd/yyyy) insurance policy or annuity contract? It is required for Good Order that this entire section be completed. COMPLETE X0512 " REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (must be dated on or before the Application Sign Date to be in Good Order). External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds. For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application. Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application. I (We) do have existing life insurance policies or annuity contracts. I (We) do not have existing life insurance policies or annuity contracts. I (We) certify that with regard to Jackson or any other company: The Variable Annuity Automatic Withdrawal Request form (V4370) will be required if a Stretch Annuity Type is elected. If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

Premium Allocation Page 5 of 12 V670 04/21ICC20 VDA 810 04/21 JNL Aggressive Growth Allocation (072) JNL Conservative Allocation (380) JNL Growth Allocation (071) JNL iShares Tactical Growth JNL iShares Tactical Moderate JNL iShares Tactical Moderate JNL Moderate Allocation JNL Moderate Growth Allocation (070) Growth (391) (389) (390) (381) JNL Multi-Manager Alternative (655) JNL Multi-Manager Emerging Markets (077)Equity JNL Multi-Manager International (686)Small Cap JNL Multi-Manager Mid Cap (663) JNL Multi-Manager Small Cap Growth (116) JNL Multi-Manager Small Cap Value (208) JNL/American Funds Balanced (150) JNL/American Funds Capital Income Builder (685) JNL/American Funds Capital World Bond (340) JNL/American Funds Global Growth (638) JNL/American Funds Global Small (341)Capitalization JNL/American Funds Growth (395) JNL/American Funds Growth Allocation (358) JNL/American Funds Growth-Income (342) JNL/American Funds International (343) JNL/American Funds Moderate Growth Allocation (357) JNL/American Funds New World (344) JNL/American Funds Blue Chip Income and Growth (339) JNL/AQR Large Cap Defensive Style (699) JNL/AQR Large Cap Relaxed Constraint Equity (068) JNL/AQR Managed Futures (379)Strategy JNL/BlackRock Advantage International (700) JNL/BlackRock Global Allocation (345) JNL/BlackRock Global Natural Resources (066) JNL/BlackRock Large Cap Select Growth (102) JNL/Boston Partners Global Long Short Equity (653) JNL/Causeway International Value Select (126) JNL/ClearBridge Large Cap Growth (364) JNL/DFA Growth Allocation (664) JNL/DFA International Core Equity (701) JNL/DFA U.S. Core Equity (115) JNL/DFA U.S. Small Cap (612) JNL/DoubleLine Core Fixed Income (127) JNL/DoubleLine Emerging Markets Fixed Income (661) JNL/DoubleLine Shiller Enhanced CAPE (659) JNL/DoubleLine Total Return (636) JNL/DFA Moderate Growth Allocation (665) Systematic Investment (periodic premium reallocation programs) Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 10. Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. Total number of allocation selections may not exceed 99. Required $100 minimum per allocation. Certain broker-dealers may limit the Investment Divisions and/or Fixed Account Options available under the Contract. Please see Client Acknowledg- ments on page 10. PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7. Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing. Frequency: Monthly Quarterly Semiannually Annually Start Date (mm/dd/yyyy): OR Immediately after issue. Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing. Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin one frequency from the designated start date. Other Systematic Investment Options may be available. Please see Systematic Investment form (V5485).

(continued from page 5)Premium Allocation ICC20 VDA 810 04/21 Page 6 of 12 V670 04/21 JNL/Fidelity Institutional Asset Management Total Bond (110) JNL/First State Global Infrastructure (347) JNL/Franklin Templeton Global Multisector Bond (348) JNL/Franklin Templeton Growth Allocation (062) JNL/Franklin Templeton Income (075) JNL/Franklin Templeton International Small Cap (250) JNL/Goldman Sachs 4 (292) JNL/Goldman Sachs Competitive (274)Advantage JNL/Goldman Sachs Dividend Income & Growth (278) JNL/Goldman Sachs International 5 (654) JNL/Goldman Sachs Intrinsic Value (279) JNL/Goldman Sachs Total Yield (280) JNL/GQG Emerging Markets (675) JNL/Harris Oakmark Global Equity (656) JNL/Heitman U.S. Focused Real Estate (687) JNL/Invesco Diversified Dividend (365) JNL/Invesco Global Real Estate (206) JNL/Invesco International Growth (113) JNL/Invesco Small Cap Growth (195) JNL/JPMorgan Global Allocation (644) JNL/JPMorgan Growth & Income (064) JNL/JPMorgan Hedged Equity (688) JNL/JPMorgan MidCap Growth (101) JNL/JPMorgan U.S. Government (109)& Quality Bond JNL/Lazard International Strategic Equity (630) JNL/Loomis Sayles Global Growth (689) JNL/Lord Abbett Short Duration Income (709) JNL/Mellon Bond Index (133) JNL/Mellon Communication Services Sector (191) JNL/Mellon Consumer Discretionary Sector (185) JNL/Mellon Consumer Staples Sector (368) JNL/Mellon Dow Index (145) JNL/Mellon Emerging Markets Index (349) JNL/Mellon Energy Sector (190) JNL/Mellon Equity Income (606) JNL/Mellon Financial Sector (189) JNL/Mellon Healthcare Sector (188) JNL/Mellon Index 5 (242) JNL/Mellon Industrials Sector (369) JNL/Mellon Information Technology Sector (187) JNL/Mellon International Index (129) JNL/Mellon Materials Sector (370) JNL/Mellon MSCI KLD 400 Social Index (667) JNL/Mellon MSCI World Index (183) JNL/Mellon Nasdaq 100 Index (222) JNL/Mellon Real Estate Sector (371) JNL/Mellon S&P 400 MidCap Index (124) JNL/Mellon S&P 500 Index (123) JNL/Mellon Small Cap Index (128) JNL/Mellon Utilities Sector (635) Equity Total number of allocation selections may not exceed 99. Required $100 minimum per allocation. Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

Premium Allocation Page 7 of 12 V670 04/21ICC20 VDA 810 04/21 (continued from pages 5 and 6) % Fixed Account Options * 7-Year (047) (045) 5-Year JNL/MFS Mid Cap Value (207) JNL/Morningstar Wide Moat Index (690) JNL/Neuberger Berman Commodity Strategy (643) JNL/Neuberger Berman Strategic Income (361) JNL/PIMCO Income (372) JNL/PIMCO Investment Grade Credit Bond (604) JNL/PIMCO Real Return (078) JNL/PPM America Floating Rate Income (346) JNL/PPM America High Yield Bond (136) JNL/PPM America Total Return (662) JNL/RAFI Multi-Factor U.S. Equity (703) JNL/RAFI Fundamental Asia Developed (298) JNL/RAFI Fundamental Europe (299) JNL/RAFI Fundamental U.S. Small Cap (702) JNL/T. Rowe Price Balanced (647) JNL/T. Rowe Price Capital Appreciation (637) JNL/T. Rowe Price Established Growth (111) JNL/T. Rowe Price Short-Term Bond (076) JNL/T. Rowe Price U.S. High Yield (660) JNL/T. Rowe Price Value (149) JNL/Vanguard Capital Growth (373) JNL/Vanguard Equity Income (374) JNL/Vanguard Global Bond Market Index (671) JNL/Vanguard Growth ETF Allocation (674) JNL/Vanguard International (375) JNL/Vanguard International Stock Market Index (670) JNL/Westchester Capital Event Driven (658) JNL/WMC Balanced (104) JNL/WMC Government (107) JNL/WCM Focused International (640) JNL/Vanguard Moderate ETF Allocation (672) JNL/Vanguard Moderate Growth ETF Allocation (673) JNL/Vanguard U.S. Stock Market Index (668) Equity Money Market Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. Total number of allocation selections may not exceed 99. Required $100 minimum per allocation. NOTE: The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives. *Not available if the Liquidity Option is selected.

Page 8 of 12 V670 04/21ICC20 VDA 810 04/21 Telephone/Electronic Transaction Authorization Add-On Benefits May not be available in all states and once selected cannot be changed. Return of Premium Guaranteed Minimum Death Benefit (Ages 0-85) Death Benefit Other Benefits Liquidity Option (Contract Form ICC19 VA680) Telephone/Electronic Information Authorization First Name Middle Name Last Name Social Security Number Date of Birth (mm/dd/yyyy) Telephone and written communicationTelephone communication Written communication By checking " Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson's administrative procedures. Do you consent to Telephone/Electronic Transfer Authorization? Yes No Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and advisors from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us). To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Telephone/Electronic Authorization Request form (V3982). This authorization is not extended to the Telephone/ Electronic Information Authorization. If no election is made, Jackson will default to " No." Add-On Benefits: Additional charges will apply. Please see the prospectus for details. Certain broker-dealers may limit the Add-On Benefits available under the Contract. Please see Client Acknowledg- ments on page 10. May not be selected on Stretch IRAs or Non-Qualified Stretches. Fixed Account Options are not available if Liquidity Option is selected. If you want to authorize an individual other than your Financial Professional to receive Contract information via telephone and/or in writing, please provide that individual's information here. Select one option. This authorization is not extended to Telephone/ Electronic Transaction Authorization. If no election is made, Jackson will default to " Telephone and written communication."

Page 9 of 12 V670 04/21ICC20 VDA 810 04/21 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Statements and transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract (at issue only) Disclosure documents If no election is made, Jackson will default to " No." Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. My email address is: I (We) will notify the company of any new email address. Check the box(es) next to the types of documents you wish to receive electronically. If electronic delivery is authorized, but no document type is selected, the selection will default to "All Documents." Jackson offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson will provide documents related to your Contract by e-delivery. Jackson will provide documents via e-delivery as long as it is consistent with applicable state and federal law, delivery preferences are updated, and the Contract is still active. For security purposes, if your jackson.com account is not accessed within 18 months, we may remove your registration and change your delivery method to physical mail. Any document that we send by e-delivery, which complies with applicable law, will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications as related to any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, statements of additional information, annual and semiannual reports, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents for compliance reasons. When additional document types are available, they will be sent via e-delivery automatically if consent was previously provided. Please note election for electronic tax documents must be completed once you log onto your account on jackson.com. The Company will notify you of the availability of your document(s) by email or attach your document(s) within the email. Jackson will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. Please login to your Contract on jackson.com and access your Client Filing Cabinet to view your document(s) or click the link that will be provided in the email notification in order to view the material. To successfully receive electronic transmissions, your electronic device must have Internet access, an active email account, Adobe Acrobat Reader, and pop-up blockers turned off. Please note some Internet browsers may not function well with jackson.com. If a browser error occurs, use a different Internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free from www.adobe.com. Paper copies of documents may be requested by calling the Service Center, whether or not you consent or revoke your consent for e-delivery, at any time for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Service Center. If you choose to enroll in e-delivery, you consent to the terms outlined above for electronic transmissions. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission. Registration at jackson.com is required for electronic delivery of documents.

Notice to Applicant ICC20 VDA 810 04/21 Page 10 of 12 V670 04/21 Client Acknowledgments Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. I (We) hereby represent to the best of my (our) knowledge and belief that I (we) have made an informed decision to purchase this product and, if applicable, have reviewed the differences between this product and my (our) original product. The product fits my (our) investment needs and objectives, liquidity needs, time horizon, risk tolerance and my (our) general financial situation. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Only applicable to Contracts with a Fixed Account Option.) 10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial professional. 11. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (we) further authorize Jackson to accept any electronic signature(s) that I (we) may make to this application. 12. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Options, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Investment Divisions, Fixed Account Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Options, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers.

Page 11 of 12 V670 04/21ICC20 VDA 810 04/21 Owner's Signature Date Signed (mm/dd/yyyy) State where signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Client Signatures State where signed U.S. Tax Certifications Check this box if the IRS has notified you that you are subject to backup withholding. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Required replacement forms must be signed on or before the application signature date. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding, 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.

Page 12 of 12 V670 04/21ICC20 VDA 810 04/21 Financial Professional Acknowledgments I did not use sales material(s) during the presentation of this Jackson product to the applicant. I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant. Financial Professional # 1 Signature Date Signed(mm/dd/yyyy) First Name Middle Name Last Name Email Address Business Phone Number (include area code) Jackson Assigned ID Financial Professional # 2 Name Financial Professional # 3 Name Jackson Assigned ID Jackson Assigned ID Percentage Percentage % % Percentage % (print clearly) Program Options * A B C D E Extension Financial Professional # 4 Name Jackson Assigned ID Percentage % *NOTE: If Liquidity Option is selected, only Program Option E is available. Complete this certification regarding sales material section only if: Your client has other existing policies or annuity contracts AND Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract. By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the client's information, and I believe that my recommendation to purchase this annuity is in line with the client's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed to said client. I also attest that I have provided the client with all pertinent information about the product, including disclosure of risks involved, allowing the client to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson product training, I believe this transaction is suitable and in the best interest of the client given the client's financial situation and needs. 3. The Financial Professional's certification regarding sales material has been answered correctly. 4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position. 5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 7. I have discussed all applicable limitations to Investment Divisions, Fixed Account Options, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Options, and Add-On Benefits currently available for election. Program Options Note: If no option is indicated, the designated default will be used. If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson Assigned IDs and percentages for each (Financial Professional # 1-4 totaling 100%). If Percentage is left blank, all Financial Professionals will receive equal shares. I certify that: All Financial Professional certifications, licenses and trainings must be completed prior to application execution.